Exhibit 99.3

AMENDMENT #2 TO CONSULTING AGREEMENT

This AMENDMENT #2 to that certain letter agreement regarding Consulting Services (this “Amendment”) is dated as of October 3, 2017, by and between CB Agent Services, LLC, a Delaware limited liability company (“Colbeck”) and Rimini Street, Inc., a Nevada corporation (the “Company”, and together with Colbeck, the “Parties” and each, a “Party”).

WHEREAS, the Parties wish to amend that certain letter agreement regarding Consultant Services, dated as of June 24, 2016 (the “Consulting Agreement”), by and between the Parties;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

Section 1.          Definitions.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given such terms in the Consulting Agreement.

Section 2.          Amendment to Consulting Agreement.

(a)          Paragraph 4 of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

“3.          Promptly upon a Trigger Event, the Company shall pay to Colbeck a fee of $14,000,000, due and payable in full in cash within 3 business days of such Trigger Event (the “Exit Fee”).  For purposes of this letter agreement, “Trigger Event” means the earliest of (a) the Final Maturity Date (as defined in the Financing Agreement), (b) the Termination Date (as defined in the Financing Agreement), (c) the acceleration of the Obligations (as defined in the Financing Agreement) in accordance with Section 9.01 of the Financing Agreement, including as a result of the commencement of an Insolvency Proceeding (as defined in the Financing Agreement), (d) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to the collateral agent under the Financing Agreement, for the account of the Lenders in full or partial satisfaction of the Obligations, (e) the termination of the Financing Agreement for any reason and (f) the termination of this Letter Agreement by the Company for any reason.  The obligation of the Company to pay Colbeck the Exit Fee upon a Trigger Event pursuant to this Section 4 shall survive the termination of this Letter Agreement and the obligation to pay the Exit Fee shall be effective without regard to the basis of such termination.  Notwithstanding the foregoing, on the Sixth Amendment Effective Date (as defined in the Financing Agreement), (i) the Company and Colbeck agree and acknowledge that $6,000,000 (which for avoidance of doubt shall be an “Existing Converting Fee” as such term is defined in the Financing Agreement) of the Exit Fee will be converted and added to the outstanding principal balance of the Term Loan (as defined in the Financing Agreement) pursuant to Section 2.01(c) of the Financing Agreement, (ii) the Company will pay the amount of $5,000,000 in cash to Colbeck which will accordingly reduce the amount of the Exit Fee by $5,000,000 and (iii) after giving effect to the transactions set forth in the preceding clauses (i) and (ii), the Exit Fee shall be equal to $3,000,000.”

Section 3.          Effectiveness of Amendment. The Amendment reflected in Section 2 shall be effective upon (i) the execution and delivery of this Amendment by the parties hereto and (ii) the occurrence of the Sixth Amendment Effective Date (as defined in the Financing Agreement).

Section 4.          Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.          GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

Section 6.          Effect; Ratification.  Except as expressly set forth herein, the provisions of the Consulting Agreement shall remain unchanged and in full force and effect.  The Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Consulting Agreement as of the date hereof.

Section 7.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.  Any signatures delivered by a party hereto by facsimile transmission or by electronic transmission shall be deemed an original signature hereto.

Section 8.          Entire Agreement.  THIS AMENDMENT AND THE CONSULTING AGREEMENT CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS DISCUSSIONS, CORRESPONDENCE, AGREEMENTS AND OTHER UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CB AGENT SERVICES LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

RIMINI STREET, INC.

By:	/s/ Seth Ravin
Name: Seth Ravin
Title: CEO